CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 66 to Registration Statement No. 33-73404 on Form N-1A of our reports dated May 22, 2009, relating to the financial statements and financial highlights of Northern Funds including Emerging Markets Equity Fund, Enhanced Large Cap Fund, Global Real Estate Index Fund, Global Sustainability Index Fund, Growth Equity Fund, Income Equity Fund, International Equity Index Fund, International Growth Equity Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Index Fund, Select Equity Fund, Small Cap Growth Fund, Small Cap Index Fund, Small Cap Value Fund, Stock Index Fund, Technology Fund, Arizona Tax-Exempt Fund, Bond Index Fund, California Intermediate Tax-Exempt Fund, California Tax-Exempt Fund, Fixed Income Fund, Global Fixed Income Fund, High Yield Fixed Income Fund, High Yield Municipal Fund, Intermediate Tax-Exempt Fund, Short-Intermediate U.S. Government Fund, Short-Intermediate Tax-Exempt Fund, Tax-Exempt Fund, U.S. Government Fund, California Municipal Money Market Fund, Money Market Fund, Municipal Money Market Fund, U.S. Government Money Market Fund, and U.S. Government Select Money Market Fund appearing in the Annual Reports on Form N-CSR of Northern Funds for the year ended March 31, 2009, and to the references to us under the headings “Financial Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 24, 2009